Exhibit 10.4

PROMISSORY NOTE EXTENSION

Dated as of January 13, 2023

Global Partner Sponsor II LLC, a Delaware limited liability company, or its registered assigns or successors in interest (the “Payee”) and Global Partner Acquisition Corp II, a Cayman Islands exempted company and blank check company (the “Maker”), mutually agree to extend the maturity of the Promissory Note dated August 1, 2022 (the “Promissory Note”), in the principal amount of up to Two Million Dollars ($2,000,000) to the earlier of: (i) January 14, 2024, (ii) the effective date of a merger, capital share exchange, asset acquisition, share purchase, reorganization or similar business combination, involving the Maker and one or more businesses (a “Business Combination”), unless accelerated upon the occurrence of an Event of Default (as defined in the Promissory Note) and (iii) the liquidation of Maker. The Payee understands that if a Business Combination is not consummated, the Promissory Note will be repaid solely to the extent that the Maker has funds available to it outside of its trust account established in connection with its initial public offering of its securities, and that all other amounts will be contributed to capital, forfeited, eliminated or otherwise forgiven or eliminated. Any outstanding principal amount to date under the Promissory Note may be prepaid at any time by the Maker, at its election and without penalty. All other terms of the Promissory Note remain unchanged by this Promissory Note Extension.

IN WITNESS WHEREOF, Maker and Payee, intending to be legally bound hereby, has caused this Promissory Note to be duly executed on the day and year first above written.

GLOBAL PARTNER ACQUISITION CORP II

By:	/s/ Paul J. Zepf
	Name:	Paul J. Zepf
	Title:	Chief Executive Officer

GLOBAL PARTNER SPONSOR II LLC

By:	/s/ Paul J. Zepf
	Name:	Paul J. Zepf
	Title:	Managing Member